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                                                                     EXHIBIT 4.3

                               SUBSCRIPTION FORM

                              [ESOP PARTICIPANTS]

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
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        SUBSCRIPTION NUMBER

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    SHARES ELIGIBLE TO SUBSCRIBE                       RIGHTS                            RECORD DATE SHARES
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                                    WESTCORP

                                   401K PLAN
                     SUBSCRIPTION FORM FOR RIGHTS OFFERING
              FOR PLAN PARTICIPANTS OF RECORD ON FEBRUARY 9, 2002

     Westcorp (the "Company") is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's common stock (the "Common Stock"), as of the close of business on February 9, 2002 (the "Record Date") to receive one transferable right (each, a "Right") for each share of Common Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Common Stock for every 10.5 Rights (the "Basic Subscription Right") at a subscription price of $14.67 per share. If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Right (the "Excess Shares"), any holder purchasing all of the shares of Common Stock available to that holder may purchase an additional number of the Excess Shares, if so specified in the subscription documents, subject to proration. No fractional shares or cash in lieu thereof will be issued or paid. Set forth above is the number of shares of Common Stock held by such holder, and the number of whole shares to which each holder is entitled to subscribe pursuant to the Basic Subscription Right (rounded down, if applicable, to the nearest whole share).

     For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated January 22, 2002 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mellon Investor Services LLC (toll free (888) 232-7873).

     This Subscription Form must be received by Mellon Investor Services LLC by 5:00 p.m. New York City time, on March 5, 2002 (unless extended in the sole discretion of the Company) (as it may be extended, the "Expiration Date"). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable. Payment must be made through the 401K Plan Trustee, by the transfer of funds into the Westcorp Rights Offering Cash Account, by not later than the close of business on March 1, 2002.

     The Rights represented by this Subscription Form may be exercised by duly completing Form 1; and may be sold through Mellon Investor Services LLC by duly completing Form 2. Each of these forms is set forth on the reverse hereof. Rights holders are advised to review the Prospectus and Instructions, copies of which are available from Mellon Investor Services LLC before exercising or selling their Rights.

     The participant owner whose name is inscribed hereon is entitled to subscribe for shares of Common Stock of the Company upon the terms and subject to the conditions set forth in the Prospectus and the instructions relating to the use hereof, as modified by the accompanying Frequently-Asked Questions form.

                    FORM 1 (ON REVERSE OF SUBSCRIPTION FORM)

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     (a) Number of whole shares subscribed for pursuant to the Basic
Subscription

     Privilege            X $14.67 = $          payment. (10.5 Rights needed to
subscribe for one share.)

     (b) Number of whole shares subscribed for pursuant to the Oversubscription

     Privilege            X 14.67 = $          payment.

     (c) Total Subscription (sum of payment amounts on lines (a) and
(b)) = $          payment.*

     (d) If the Rights being exercised pursuant to the Basic Subscription Privilege do not constitute all of the Rights represented by the Subscription
Form:

     [ ] Sell the remaining unexercised Rights in accordance with the undersigned's Form 2 instructions.

* If the aggregate Subscription Price transferred by you into the Westcorp Rights Offering Cash Account at March 1, 2002 is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Form shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares represented by this Subscription Form (the "Subscription Excess"), the Rights holder exercising this Subscription Form shall be deemed to have exercised the Oversubscription Right to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Prospectus.

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SUBSCRIBER'S SIGNATURE                             TELEPHONE NO.
                                                   (____)____________________________
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                    FORM 2 (ON REVERSE OF SUBSCRIPTION FORM)

     TO SELL SOME OR ALL OF YOUR UNEXERCISED RIGHTS THROUGH THE SUBSCRIPTION
AGENT:

     The undersigned hereby authorizes the Subscription Agent to sell
               Rights represented by this Subscription Form but not exercised hereby and to deliver to the undersigned a check for the proceeds, if any, from the sale thereof, less any applicable brokerage commissions, taxes or other direct expenses of sale. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers for the Rights.

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SUBSCRIBER'S SIGNATURE
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